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                                                FILED PURSUANT TO RULE 424(b)(3)
                                                FILE NO.333-31024


                  PRICING SUPPLEMENT NO. 1 DATED MAY 8, 2001
              (TO PROSPECTUS SUPPLEMENT DATED JANUARY 26, 2001
                      AND PROSPECTUS DATED MARCH 3, 2000)

                      AMERICAN INTERNATIONAL GROUP, INC.

                         SERIES F, MEDIUM TERM NOTES

                               FIXED RATE NOTE

                   DUE 9 MONTHS OR MORE FROM DATE OF ISSUE

                               ----------------
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Original Issue Date: May 11, 2001                       Purchasing Agent: J.P. Morgan Securities Inc.

Specified Currency: U.S. Dollars                        Purchasing Agent's Discount or
                                                        Commission (%):  0.096%
Principal Amount:   $28,875,000
                                                        Net Proceeds to the Company (%): 99.904%
Book Entry: Yes-DTC CUSIP #: 02687QAX6
                                                        Redemption Commencement Date (if any):  N/A
Certificated: N/A
                                                        Redemption Prices: N/A
Interest Rate: 4.52% per annum
                                                        Full Defeasance: Applies
Stated Maturity:  May 15, 2003
                                                        Covenant Defeasance: Applies
Issue Price (as a percentage of principal
amount): 100%                                           Interest Payment Dates: June 1 and
                                                        December 1, commencing  December 1, 2001
Selling Agent:  N/A

Selling Agent's Commission (%): N/A                     Regular Record Dates: May 15 and November 15


        "N/A" means not applicable.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
SECURITIES OR DETERMINED IF THIS PRICING SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.

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